EXHIBIT 23.1


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PRICEWATERHOUSECOOPERS



                                                PricewaterhouseCoopers
                                                Kasumigaseki Bldg., 32nd Floor
                                                3-2-5, Kasumigaseki, Chiyoda-ku
                                                Tokyo 100-6088, Japan
                                                Telephone 03-5532-2100
                                                Facsimile 03-5532-2901



                       Consent of Independent Accountants


     To the Stockholders and Board of Directors of Sony Corporation (Sony Kabushiki Kaisha)


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 21, 2003, relating to the consolidated financial statements and consolidated financial statement schedules, which appears in Sony Corporation's Annual Report on Form F-20 for the year ended March 31, 2003.



     /s/ PricewaterhouseCoopers


     Tokyo, Japan
     March 31, 2004